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                                                                     EXHIBIT 1.1


                        CONVERGENT COMMUNICATIONS, INC.
                           Common Stock, no par value


                             Underwriting Agreement
                             ----------------------



                                                                 ______ __, 1999
Goldman, Sachs & Co.,
J.P. Morgan & Co., Inc.
Warburg Dillon Read LLC
William Blair & Company, L.L.C.
 As representatives of the several Underwriters
  named in Schedule I hereto,
c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004

Ladies and Gentlemen:

          Convergent Communicatio
ns, Inc., a Colorado corporation (the
"Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of [_______] shares and, at the election of the Underwriters, up to [_______] additional shares of Common Stock, no par value ("Stock") of the Company and the Shareholders of the Company named in Schedule II hereto (the "Selling Shareholders") propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of [_________] shares. The aggregate [______] shares to be sold by the Company and the Selling Shareholders is herein called the "Firm Shares" and the aggregate of [______] additional shares to be sold by the Company, at the election of the Underwriters, is herein called the "Optional Shares". The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares".

          1.
  (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

          (i) A registration statement on Form S-1 (File No. 333-[_____]) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore or hereafter delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the
     Securities Act of 1933, as amended (the "Act"), which
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     became effective upon filing, no other document with respect to the Initial
     Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b)
     Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial
     Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus";

          (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Shareholder expressly for use in the preparation of the answers therein to Item 7 of Form S-1;

          (iii) This Agreement has been duly authorized, executed and delivered by the Company.

          (iv) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Shareholder expressly for use in the preparation of the answers therein to I tem 7 of Form S-1;

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          (v)     (A) Neither the Company nor any of its subsidiaries has
     sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, (B) since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction n ot in the
     ordinary course of business and (ii) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

          (vi) The Company and its subsidiaries do not own any real property and have good and marketable title to all personal property owned by them, free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

          (vii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Colorado; each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and each of the Company and its subsidiaries has the power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns
     or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the general affairs, management, the current or future financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect");

          (viii) The Company and each of its subsidiaries have all concessions, licenses, certificates, franchises, permits, authorizations, approvals, orders and other rights from, and has made all declarations and filings with, all Federal, state and local authorities (including, without limitation, the Federal Communications Commission), all self-regulatory authorities and all courts and other tribunals (each, an "Authorization") that are necessary to conduct their businesses as described in the Prospectus, except as described in the P rospectus and except insofar as the
     failure to obtain any such Authorization or make such filings would not result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation, suspension or modification of any such Authorization. All such Authorizations are valid and in full force and effect and

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     the Company and its subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto, except where the failure to be in full force and effect or be in compliance would not result in a Material Adverse Effect.

          (ix) The Company and its subsidiaries own or have had licensed to them or otherwise have the benefit or use under the authority of the owners thereof of, all patents, patent rights, inventions, trademarks, service marks, trade names and copyrights (in each case, registered or not), know-how (including trade secrets and other unpatented and/o
r unpatentable
     proprietary or confidential information, software, systems or procedures), computer programs, technical data and information (collectively, "Intellectual Property Rights") that are reasonably necessary for the conduct of the business of the Company and its subsidiaries as described in the Prospectus, except where the failure to own, have licensed to them or otherwise have the benefit or use of such Intellectual Property Rights would not result in a Material Adverse Effect; and, except as set forth or contemplated in the Prospectus, there are no unresolved assertions that the Company or any of its subsidiaries has infringed the Intellectual Property Rights of others, except where such assertions if resolved unfavorably against the Company and its subsidiaries would not result in a Material Adverse Effect;

          (x) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued share
s of capital stock of the
     Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than liens securing the credit facility with NationsCredit Capital Corp. as described in the Prospectus and the restrictions on transfer of these shares contained in the indenture for the Company's 13% Senior Notes due 2008;

          (xi) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

          (xii) The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order,

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     registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement otherwise than those which have been obtained, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

          (xiii) Neither the Company nor any of its subsidiaries (A) is in violation of its Articles of Incorporation or By-laws or (B) in default in the performance or obs ervance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (B), for any such default which would not result in a Material Adverse Effect;

          (xiv) The statements set forth (A) in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, and under the captions "Description of Indebtedness" and "Shares Eligible for Future Sale", insofar as they constitute summaries of legal matters or documents referred to therein and (B) in the Registration Statement under Items 14 and 15, insofar as such statements constitute summaries of legal matters or documents referred to therein, in each case, are accurate, complete and fair in all material respects
;

          (xv) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (xvi) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");



          (xvii) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in or contemplated by the Prospect us, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that might reasonably be expected to result in a Material Adverse Effect;

          (xviii) PricewaterhouseCoopers, L.L.P., who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

          (xix) The Company has reviewed its operations and that of its subsidiaries and any third parties with which the Company or any of its subsidiaries has a material relationship to evaluate the extent to which the business or operations of the Company or any of its subsidiaries will be affected by Year 2000 issues. As a result of such review, the

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     Company represents and warrants that the disclosure in the Registration
     Statement relating to Year 2000 issues is accurate and complies in all material respects with the rules and regulations under the Act. "Year 2000 issues" as used herein means Year 2000 issues described in or contemplated by the Commission's Interpretation: Disclosure of Year 2000 Issues and Consequences by Public Companies, Investment Advisers, Investment Companies, and Municipal Securities Issuers (Release No. 33-7558);

          (xx) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's gene ral
     or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (C) access to assets is permitted only in accordance with management's general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (b) Each of the Selling Shareholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

          (i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement and the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Shareholder here under, have been obtained; and such Selling
     Shareholder has full right, power and authority to enter into this Agreement, the Power-of-Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder;

          (ii) The sale of the Shares to be sold by such Selling Shareholder hereunder and the compliance by such Selling Shareholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Sha reholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Shareholder if such Selling Shareholder is a corporation, the Partnership Agreement of such Selling Shareholder if such Selling Shareholder is a partnership or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder;

          (iii) Such Selling Shareholder has, and immediately prior to the First Time of Delivery (as defined in Section 4 hereof) such Selling Shareholder will have, good and valid title to the Shares to be sold by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment

                                       6
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     therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

          (iv) During the period beginning from the date hereof and continuing to and including the date 180 days after the First Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option pla ns existing on the date of
     this Agreement), without your prior written consent;

          (v) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

          (vi) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or a re filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

          (vii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

          (viii)  Certificates in negotiable form representing all of the Shares to be sold by such Selling Shareholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the "Custody Agreement"), duly executed and delivered by such Selling Shareholder to [Name of Custodian], as custodian (the "Custodian"), and such Selling Shareholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the "Power of Attorney"), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Shareholder's attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholders as provided in
     Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in c onnection with the transactions contemplated by this Agreement and the Custody Agreement; and

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

          (ix) The Shares represented by the certificates held in custody for such Selling Shareholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Shareholder for such custody, and the appointment by such Selling Shareholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or
     corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Shareholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termina tion, dissolution or
     other event.

          2. Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Shareholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Shareholders, at a purchase price per share of $[_____], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by the Company and each of the Selling Shareholders as set forth opposite their respective names in
Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling
 Shareholders hereunder and (b) in the
event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

          The Company hereby grants to the Underwriters the right to purchase at thei r election up to [_________] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First

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Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

          3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

          4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company and the Selling Shareholders shall be delivered by or on behalf of the Company and the Selling Shareho lders to Goldman, Sachs & Co.,
[through the facilities of The Depository Trust Company ("DTC"),] for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and the [Custodian][Selling Shareholders], as their interests may appear, to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto [at the office of DTC or its designated custodian] [Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004] (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on __________, 1999 or such other time and date as Goldman, Sachs & Co. and the Company and the [Custodian
][Selling Shareholders]
may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

          (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional matters reasonably requested by the Underwriters to be included in the Company's certificate pursuant to Section 7(n) here of, will be delivered at the offices of Shearman & Sterling, 599
Lexington Avenue, New York, NY 10022 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 1:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

          5.      The Company agrees with each of the Underwriters:

          (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commiss ion's close of business on the second business day following the execution and delivery of this

     Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminar
y Prospectus or
     prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

          (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complet
e the
     distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (c) Prior to 12:00 P.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the l ight of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities such number of copies as you may from time to time request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with
     Section 10(a)(3)
of the Act;

          (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the

     Company and its subsidiaries (which need not be audited) complying with
     Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

          (e) During the period beginning from the date hereof and continuing to an including the date 180 days after the First Time of Delivery, not to offer, sell, contract to sell, hedge or otherwise dispose of, except as provided hereunder, any Stock or any other securities of the Company that are substantially similar to the Stock, including but not limited to, any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securitie
s (other than pursuant to employee stock option or benefit plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, or upon the exercise of warrants or options outstanding as of, the date of this Agreement), without your prior written consent; notwithstanding the foregoing, the Company may issue Stock or substantially similar securities or securities convertible into or exchangeable for shares of Stock in connection with strategic relationships and acquisitions of businesses, technologies or products complementary to those other Company, so long as the recipients of such securities agree to be bound by an equivalent lock-up agreement for the remainder of the 180-day lock-up period;

          (f) To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and cash fl ows of the Company
     and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

          (g) During a period of three years from the effective date of the Registration Statement, to furnish to you one copy of all reports or other communications (financial or other) furnished to shareholders, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed, provided that any reports, financial statements or other communications that are available by EDGAR n eed not be
     furnished; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);

          (h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

          (i) To use its best efforts to list for quotation the Shares on the National Association of Securities Dealers Automated Quotations National Market System ("NASDAQ");

          (j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act; and

          (k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

          6. The Company and each of the Selling Shareholders covenant and agree with one another and with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or otherwise duplicating any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the NASDAQ; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares, which fees and expenses shall not be in excess of $________; (vi) the cost of preparing stock certificates; the cost and charges of any transfer agent or registrar; and all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section and (b) unless otherwise agreed between such Selling Shareholder and the Company, such Selling Shareholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Shareholder's obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Shareholder,
(ii) such Selling Shareholder's pro rata share of the fees and expenses of the Attorneys-in-Fact and the Custodian, and (iii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder. In connection with clause (b) of the preceding sentence, Goldman, Sachs & Co. agrees to pay New York State stock transfer tax, and the Selling Shareholder agrees to reimburse Goldman, Sachs & Co. for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

          7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Shareholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Shareholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

          (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

          (b) Shearman & Sterling, counsel for the Underwriters, shall have furnished to you such written opinion or opinions (a draft of each such opinion is attached as Annex II(a) hereto), dated such Time of Delivery, with respect to the matters covered in paragraphs (xi)(A) and (xiii) of subsection (c) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c) Gibson, Dunn & Crutcher, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(b) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Colorado with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                  (ii) The Shares being delivered at such Time of Delivery have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares conform to the description of the Stock contained in the Prospectus;

                  (iii) Based solely on certificates from government officials, each of the Company and its subsidiaries has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of the following states: [list to be inserted by such counsel];

                  (iv) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such subsidiary are owned of record, directly or indirectly, by the Company, free and clear of all liens, encumbrances, equities or claims other than liens securing the credit facility with NationsCredit Capital Corp. as described in the Prospectus and the restrictions on transfer of these shares contained in the indenture for the Company's 13% Senior Note due 2008 (such counsel being entitled to rely in respect of the opinion in this clause upon certificates of government officials and, in respect to matters of fact, upon certificates of officers of the Company or its subsidiaries);

                  (v) This Agreement has been duly authorized, executed and delivered by the Company;

                  (vi) The issue and sale of the Shares being delivered at such Time of Delivery to be sold by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument identified as a material contract and filed as a material contract as an Exhibit to the Registration Statement, nor will such action result in any violation of the provisions of the Articles of Incorporation or By-laws of the Company or any Colorado statute, rule or regulation known to such counsel to be applicable to the Company or its subsidiaries (other than federal and state securities laws which are addressed elsewhere herein or any federal, state, local or other telecommunications laws, statutes, rules or regulations relating to the area of telecommunications or the provision of telecommunications services ("Telecommunications Law"));

                  (vii) To the knowledge of such counsel, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body (other than any of such items which would be required under any Telecommunications Laws or any court, agency or body as a result of the Company's telecommunications services) is required for the issue and sale of the Shares contemplated by this Agreement, except the registration under the Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

                  (viii) To the knowledge of such counsel, neither the Company nor any of its subsidiaries is in violation of its Articles of Incorporation or By-laws;

                  (ix) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport constitute a summary of the terms of the Stock, and under the caption "Description of Indebtedness", insofar as such statements constitute summaries of material provisions of documents referred to therein, are accurate in all material respects;

                  (x) The Company is not an "investment company", as such term is defined in the Investment Company Act; and

                  In addition, such counsel shall state in such counsel's opinion letter or in a separate letter that such counsel has participated in the preparation of the Registration Statement and the Prospectus and in conferences with officers and other representatives of the Company, the Selling Shareholders, representatives of the independent auditor of the Company and your representatives at which the contents of the Registration Statement and Prospectus and related matters were discussed. Because the purpose of such counsel's professional engagement was not to establish or confirm factual matters and because the scope of our examination of the affairs of the Company and the Selling Shareholders did not permit such counsel to verify the accuracy, completeness or fairness of the statements set forth in the Registration Statement or Prospectus, such counsel is are not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus, except to the extent set forth in the last sentence of this paragraph or in clause (ix) above. On the basis of the foregoing, and except for the financial statements and schedules and other financial data included therein, as to which such counsel expresses no opinion or belief, (a) such counsel is of the opinion that the Registration Statement at the time it became effective, and the Prospectus as of the date thereof and as of the date of its letter, appear on their face to be appropriately responsive in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder and (b) no facts have come to such counsel's attention that lead such counsel to believe that (i) the Registration Statement at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectus as of its date and as of the date of its letter contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (d) Dickstein, Shapiro, Morin & Oshinsky, regulatory counsel to the Company, shall have furnished to you their written opinion a draft of such opinion is attached as Annex II(c) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  (i) (A) the execution and delivery of the Underwriting Agreement by the Company and the consummation of the transactions contemplated thereby do not violate (1) the Communications Act of 1934, as amended, or any rules or regulations of the Federal Communications Commission ("FCC") (collectively, the "Communications Act") applicable to the Company, (2) any state telecommunications law, rules or regulations ("State Telecommunications Law") applicable to the Company, and (3) to the best of such counsel's knowledge, after due inquiry of the Company, any decree from any court or tribunal, and
          (B) other than those consents, approvals, authorizations or orders which have been obtained or those filings which have been made, no consent, approval, authorization or order of or filing with the FCC or any state regulatory authority regulating telecommunications services provided by the Company or any of its subsidiaries, including public utility commissions ("State Authorities"), is necessary for the execution and delivery of the Underwriting Agreement by the Company except to the extent that the failure to obtain such consents, approvals, authorizations or orders or to make filings with, the FCC or any State Authority would not, individually or in the aggregate, have a Material Adverse Effect;

                  (ii) Convergent Communications Services, Inc. (the "Operating Company") is a nondominant carrier authorized by the FCC to provide interstate interexchange telecommunications services. The Operating Company has been granted Section 214 authority by the FCC to provide international telecommunications services through the resale of international switched voice and private line services and the Operating Company has on file with the FCC tariffs applicable to its interstate and international services. No further FCC authority is required by the Company or any of its subsidiaries to conduct its business as described in the Prospectus;

                  (iii) The Operating Company is certified and/or registered to resell intrastate interexchange telecommunications services in the states listed in Exhibit B attached hereto and is, except to the extent that the failure to obtain such authorization would not, individually or in the aggregate, have a Material Adverse Effect, not required to be certified or registered, to resell intrastate interexchange telecommunications services in the states listed in Exhibit C attached hereto. The Operating Company has a tariff on file in each state in which it resells telecommunications services that requires the filing of such a tariff. No further authority is required from any of the State Authorities in the states listed in Exhibits B and C by the Company or any of its subsidiaries to conduct its business as described in the Prospectus;

                  (iv) (A) The Operating Company has made all reports and filings, and paid all fees, required by the FCC and the State Authorities, and has all certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and has made all filings and registrations, with the FCC and the State Authorities necessary for the Company and its subsidiaries to own, lease, license and use their properties and assets and to conduct their respective business in the manner described in the Prospectus, except for those reports, filings, fees, certificates, orders, permits, licenses, authorizations, consents and approvals the failure to obtain or file of which would not have Material Adverse Effect; and to the best of such counsel's knowledge after due inquiry of the Company, (B) the Operating Company has not received any notice of proceedings relating to the violation, revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals, or the qualification or rejection of any such filing or registration, the effect of which, singly or in the aggregate, would have a Material Adverse Effect and (C), based upon the information contained in the Prospectus and the reviewed filings and the pertinent representations of the officers and employees of the Company and the Operating Company, to our knowledge the Operating Company is not in violation of, or in default under the Communications Act or State Telecommunications Law, the effect of which, singly or in the aggregate, would have a Material Adverse Effect;

                  (v) to the best of such counsel's knowledge after due inquiry of the Company (A) no adverse judgment, decree or order of the FCC or any State Authority has been issued against the Operating Company before or by the FCC or any State Authority that, if decided adversely to the interests of the Company or any of its subsidiaries would have a Material Adverse Effect; and

                  (vi) the statements in the Prospectus under the captions "Risk Factors - We Face Competition From Many Sources," "Risk
          Factors - We are Subject to FCC and State Public Utility Commission Regulations," "Business --Regulatory Environment" and "Business - Competition" insofar as such statements constitute a summary of the legal matters, documents or proceedings of the FCC and State Authorities with respect to telecommunications regulation referred to therein, fairly summarize the matters referred to therein.

          (e) Martin E. Freidel, counsel for the Company, shall have furnished to you such counsel's written opinion (a draft of such opinion is attached as Annex II(d) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  (i) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares conform to the description of the Stock contained in the Prospectus;

                  (ii) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned, directly or indirectly, by the Company, free and clear of all liens, encumbrances, equities or claims, other than liens securing the credit facility with NationsCredit Capital Corp. as described in the Prospectus and the restrictions on transfer of these shares contained in the indenture for the Company's 13% Senior Notes due 2008;

                  (iii) Based on certificates from government officials, each of the Company and its subsidiaries has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of matters of fact upon certification of officers of the Company);

                  (iv) The issuance, sale and delivery of the Shares by the Company and compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or By-laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties (other than Federal or state securities or telecommunications laws as to which such counsel need express no opinion);

                  (v) Any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

                  (vi) To such counsel's knowledge and except as described in the Prospectus, the Company and each of its subsidiaries have all Authorizations that are necessary to conduct their businesses as described in the Prospectus, except insofar as the failure to obtain any such Authorization would not result in a Material Adverse Effect; and to the best of such counsel's knowledge neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation, suspension or modification of any such Authorization. All such Authorizations are valid and in full force and effect and the Company and its subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto, except where the failure to be in full force and effect or be in compliance would not result in a Material Adverse Effect;

                  (vii) The Company and its subsidiaries own or have had licensed to them or otherwise have the benefit or use under the authority of the owners thereof of, all Intellectual Property Rights that are reasonably necessary for the conduct of the business of the Company and its subsidiaries as described in the Prospectus, except where the failure to own, have licensed to them or otherwise have the benefit or use under the authority of the owners thereof would not result in a Material Adverse Effect; and, to the best knowledge of such counsel, except as set forth or contemplated in the Prospectus, there are no unresolved assertions that the Company or any of its subsidiaries has infringed the Intellectual Property Rights of others, except where such assertions if resolved unfavorably against the Company and its subsidiaries would not result in a Material Adverse Effect;

                  (viii) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in or contemplated by the Prospectus, or to the best of such counsel's knowledge, is imminent;

                  (ix) To such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (x) Neither the Company nor any of its subsidiaries is in violation of its Articles of Incorporation or By-laws or, to such counsel's knowledge and other than as set forth in the Prospectus, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such defaults which would not result in a Material Adverse Effect;

                  (xi) The statements set forth in the Prospectus under the caption "Shares Eligible for Future Sale" and in the Registration Statement under Items 14 and 15 thereof, insofar as such statements constitute summaries of legal matters, documents or proceedings referred to therein, such statements fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material repsects; and

          In addition, such counsel shall state in such counsel's opinion letter or in a separate letter that such counsel has participated in the preparation of the Registration Statement and the Prospectus and in conferences with other officers and representatives of the Company, the Selling Shareholders, representatives of the independent auditor of the Company and your representatives at which the contents of the Registration Statement and Prospectus and related matters were discussed. Except for the financial statements and schedules and other financial data included therein, as to which such counsel expresses no opinion or belief, (a) such counsel is of the opinion that the Registration Statement at the time it became effective, and the Prospectus as of the date thereof and as of the date of its letter, appear on their face to be appropriately responsive in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder and (b) no facts have come to such counsel's attention that lead such counsel to believe that (i) the Registration Statement at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectus as of its date and as of the date of its letter contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such counsel is not aware of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

          (f) The respective counsel for each of the Selling Shareholders, as described below and as more specifically indicated in Schedule II hereto, each shall have furnished to you their written opinion with respect to each of the Selling Shareholders for whom they are acting as counsel (a draft of each such opinion is attached as Annex II(e) hereto), dated the First Time of Delivery, in form and substance satisfactory to you, to the effect that:

          [Gibson, Dunn & Crutcher will give the opinion set forth in clause
          (iv) as to all shares sold by the Selling Shareholders. Arnstein & Lehr will give the opinions in clauses (i), (ii) and (iii), for those Selling Shareholders who are selling 15,000 (pre-split) or more shares in the offering.]

                  (i) The Power-of-Attorney and the Custody Agreement have been duly executed and delivered by each Selling Shareholder and this Agreement has been duly executed and delivered on behalf of [such] Selling Shareholder;

                  (ii) The Power-of-Attorney and Custody Agreement constitute valid and binding agreements of each Selling Shareholder in accordance with their terms;

                  (iii) [Such] Selling Shareholders has the legal right and power to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholders pursuant to this Agreement; and

                  (iv) [Assuming that (a) the securities to be sold by each Selling Shareholder are not held in any securities account or by or through a securities intermediary within the meaning of the NYUCC and
          (b) the certificate or certificates representing the Shares to be sold by the Selling Shareholders pursuant to this Agreement have been effectively indorsed in blank in accordance with the NYUCC, then,] upon the Underwriters' acquiring possession of such certificate or certificates for the Shares and paying the purchase price therefor pursuant to this Agreement, each Underwriter will be a "protected purchaser" of the Shares to be purchased by it (within the meaning of Section 8-303 of the NYUCC) and will acquire its interest in such Shares (including, without limitation, all rights that the Selling Shareholder had or has the power to transfer in such Securities) free of any adverse claim (assuming that the Underwriters are without notice of any adverse claim to the Shares).

          (g) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers, LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

          (h) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity, business or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (i) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and
     (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

          (j) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or NASDAQ; (ii) a suspension or material limitation in trading in the Company's securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (k) The Shares to be sold at such Time of Delivery shall have been duly listed for quotation on NASDAQ;

          (l) The Company has obtained and delivered to the Underwriters executed copies of an agreement from all of the executive officers and directors of the Company and its subsidiaries and each of the holders of Stock, options or warrants listed on Schedule III, each in the form previously provided to you;

          (m) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

          (n) The Company and the Selling Shareholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Shareholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and of the Selling Shareholders, respectively, herein at and as of such Time of Delivery, as to the performance by the

     Company and the Selling Shareholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (h) of this Section and, in the case of the Company only, as to such other matters as you may reasonably request.

          8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

          (b) Each of the Selling Shareholders will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Shareholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

          (c) Each Underwriter will indemnify and hold harmless the Company and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary

     Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and each Selling Shareholder for any legal or other expenses reasonably incurred by the Company or such Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred.

          (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection
     (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault (including the failure to notify) of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (f) The obligations of the Company and the Selling Shareholders under this Section 8 shall be in addition to any liability which the Company and the respective Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company [(including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company)] and to each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act.

          9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholders that you have so arranged for the purchase of such Shares, or the Company or the Selling Shareholders notifies you that it has so arranged for the purchase of such Shares, you or the Company and the Selling Shareholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your reasonable opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

                  (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                  (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                  10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any Selling Shareholder or, any officer or director or controlling person of the Company, or any controlling person of any Selling Shareholder and shall survive delivery of and payment for the Shares.

                  11.    (a) If this Agreement shall be terminated pursuant to
Section 9 hereof, neither the Company nor the Selling Shareholders shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company and the Selling Shareholders as provided herein, the Company and each of the Selling Shareholders pro rata (based on the number of Shares to be sold by the Company and the Selling Shareholders hereunder) will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Shareholders shall then be under no further liability to any Underwriter in respect of the shares not so delivered except as provided in Sections 6 and 8 hereof. Notwithstanding the foregoing, in the event that certain Selling Shareholders fail to deliver their Shares to the Underwriters in accordance with this Agreement, the Company shall be obligated to cure such failure and issue and deliver additional Shares to cover such non-delivered Shares at the same purchase price described in Section 2 hereof.

                  (b) In addition, with respect to the Shares that are being delivered by those Selling Shareholders for whom the opinions of counsel described in clauses (i), (ii) and (iii) of Section 7(f) are not being given pursuant to this agreement because such Selling Shareholders are not selling an amount of Shares above the threshold amount described in Section 7(f), and the sale of such Shares ("Invalid Shares") by any such Selling Shareholder pursuant to this Agreement is not valid because (A) the Power-of-Attorney or the Custody Agreement was not duly executed and delivered by such Selling Shareholder, or this Agreement was not duly executed and delivered on behalf of such Selling Shareholder, (B) the Power-of-Attorney or the Custody Agreement did not a constitute valid and binding agreement of such Selling Shareholder or (C) such Selling Shareholder did not have the legal right and power to enter into this Agreement, the Power-of-Attorney or the Custody Agreement, the Company shall issue and deliver to the Underwriters a number of additional Shares ("Replacement Shares") equal to the number of Invalid Shares upon receipt of same day funds in an amount equal to the purchase price of the Invalid Shares paid by the Underwriters to such Shareholders pursuant to this Agreement. At the time of delivery of any Replacement Shares to the Underwriters, the Company shall make the representations and warranties set forth in clauses (vii) and (xi) of
     Section 1 of this Agreement and shall deliver an opinion of counsel to the effect of the opinions described in clauses (i) and (ii) of Section 6(c) of this Agreement.

                  12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the Representatives; and in all dealings with any Selling Shareholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Shareholder made or given by any or all of the Attorneys-in-Fact for such Selling Shareholder.

                  All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 32 Old Slip, 9/th/ Floor, New York, New York 10005,
Attention: Registration Department; if to any Selling Shareholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Shareholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its

Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

                  13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholders and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Shareholders or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

                  14. Time shall be of the essence of this Agreement. As used herein, except in Section 4 hereof, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

                  15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel and the Custodian, if any, counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, the Company and each of the Selling Shareholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Shareholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney-in-Fact to take such action.



                              Very truly yours,

                              Convergent Communications, Inc.

                              By:
                                 --------------------------------------
                                 Name:
                                 Title:

                              [Names of Selling Shareholders]

                                    By:
                                       --------------------------------
                                       Name:
                                       Title:
                                       As Attorney-in-Fact acting on behalf of
                                         each of the Selling Shareholders named
                                         in Schedule II to this Agreement.

Accepted as of the date hereof:

Goldman, Sachs & Co.
J.P. Morgan & Co. Inc.
Warburg Dillon Read LLC
William Blair & Company, L.L.C.

By:
   --------------------------------
         (Gold, Sachs & Co.)

On behalf of each of the Underwriters

                                  SCHEDULE I

                                                         Number of Optional
                                                           Shares to be
                                     Total Number of        Purchased if
                                       Firm Shares         Maximum Option
            Underwriter              to be Purchased         Exercised
            -----------              ---------------     ------------------
Goldman, Sachs & Co..................
J. P. Morgan & Co., Inc..............
Warburg Dillon Reade LLC.............
William Blair & Company, L.L.C.......
[Names of other Underwriters]

Total................................

                                  SCHEDULE II

                                                                                                  Number of Optional
                                                                                                     Shares to be
                                                                     Total Number of                  Sold if
                                                                       Firm Shares                 Maximum Option
                                                                       to be Sold                    Exercised
The Company...................................................
     The Selling Shareholder(s):..............................
          [Name of Selling Shareholder](a)....................
          [Name of Selling Shareholder](b)....................
          [Name of Selling Shareholder](c)....................
          [Name of Selling Shareholder](d)....................
          [Name of Selling Shareholder](e)....................
     Total....................................................


(a) This Selling Shareholder is represented by [Name and Address of Counsel] and has appointed [Names of Attorneys-in-Fact (not less than two)], and each of them, as the Attorneys-in-Fact for such Selling Shareholder.

(b) This Selling Shareholder is represented by [Name and Address of Counsel] and has appointed [Names of Attorneys-in-Fact (not less than two)], and each of them, as the Attorneys-in-Fact for such Selling Shareholder.

(c) This Selling Shareholder is represented by [Name and Address of Counsel] and has appointed [Names of Attorneys-in-Fact (not less than two)], and each of them, as the Attorneys-in-Fact for such Selling Shareholder.

(d) This Selling Shareholder is represented by [Name and Address of Counsel] and has appointed [Names of Attorneys-in-Fact (not less than two)], and each of them, as the Attorneys-in-Fact for such Selling Shareholder.

(e) This Selling Shareholder is represented by [Name and Address of Counsel] and has appointed [Names of Attorneys-in-Fact (not less than two)], and each of them, as the Attorneys-in-Fact for such Selling Shareholder.



                                    An. I-2

                                                                    SCHEDULE III


                         Parties to Lock-Up Agreements

                          (to be supplied by Company)


                                                        No. of Warrants,
                                                        Options or Other     No. of Shares of
                                                        Securities           Stock represented by
                                                        Convertible into     Warrants, Options or
Security Holder:          No. of Shares of Stock        Stock                other Securities
----------------          ----------------------        ----------------     --------------------
Executive Officers:





Directors:



Other Holders:


                                    An. I-3

                                                                         ANNEX I
                         DESCRIPTION OF COMFORT LETTER

          Pursuant to Section 7(g) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

          (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

          (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been [separately] furnished to the representatives of the Underwriters (the "Representatives")[and are attached hereto];

          (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which [have been separately furnished to the Representatives] [and are attached hereto] and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that cause them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

          (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the [___] fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

                                    An. I-4

          (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

          (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                 (A) (i) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

                 (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

                 (C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

                 (D) any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                 (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other


                                    An.I-5
          than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or shareholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                 (F) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          (vii) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and
     (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                                    An. I-6

                                                                     ANNEX II(a)

                     Form of Opinion of Shearman & Sterling


____________________________________________________________________________

                                                                     ANNEX II(b)



                   Form of Opinion of Gibson, Dunn & Crutcher


____________________________________________________________________________

                                                                     ANNEX II(c)



                     Form of Opinion of Regulatory Counsel


___________________________________________________________________________

                                                                     ANNEX II(d)



                       Form of Opinion of General Counsel


___________________________________________________________________________

                                                                     ANNEX II(e)



              Form of Opinion of Counsel for Selling Shareholders




                                    An. I-7